EXHIBIT 4.1
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 2, 2007, and effective as of March 31, 2007, among DirectStar TV, LLC, a North Carolina limited liability company (the “New Guarantor”), a subsidiary of MasTec North America, Inc., which is a subsidiary of MasTec, Inc., a Florida corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of January 31, 2007 providing for the issuance of 7 5/8% Senior Notes due 2017 (the “Notes”);
     WHEREAS, the New Guarantor desires to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors, to provide an unconditional guarantee on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
     3. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in this Indenture, or in any of the Notes or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any Subsidiary or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

     4. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.
     5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     6. GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
     9. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements contained herein are deemed to be solely those of the New Guarantor and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: May 2, 2007

DIRECTSTAR TV, LLC
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	EVP

MASTEC, INC.
By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	EVP & CFO

CHURCH & TOWER, INC.
MASTEC ASSET MANAGEMENT COMPANY, INC.
MASTEC BRAZIL I, INC.
MASTEC BRAZIL II, INC.
MASTEC CONTRACTING COMPANY, INC. MASTEC FC, INC.
MASTEC LATIN AMERICA, INC. MASTEC NORTH AMERICA AC, LLC MASTEC NORTH AMERICA, INC. MASTEC OF TEXAS, INC.
MASTEC SERVICES COMPANY, INC.
MASTEC SPAIN, INC.
MASTEC TC, INC.
MASTEC VENEZUELA, INC.

By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	EVP & CFO

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

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